EXHIBIT 2

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $.01 par value, of Metrocall, Inc. (the "Common Stock"). AT&T Corp. ("AT&T") hereby authorizes AT&T Wireless Services, Inc. ("Wireless") to execute on behalf of AT&T the
Schedule 13D (including amendments thereto).

     AT&T Corp. ("AT&T") hereby designates AT&T Wireless Services, Inc. ("Wireless") to file jointly on behalf of each of them, and hereby authorizes Wireless to execute on behalf of AT&T, all Forms 3, Forms 4 and Forms 5 (and amendments to such forms) that AT&T may be required (or possibly required) to file with the Securities and Exchange Commission with respect to its beneficial ownership of and transactions in the Common Stock.

     The undersigned consent to the inclusion of this Agreement as an exhibit to each joint filing made pursuant hereto. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 14th day of February, 2000.



                                       AT&T CORP.



                                       By:  /s/    Robert S. Feit
                                       --------------------------
                                       Name:  Robert S. Feit
                                       Title: Authorized Signatory




                                       AT&T WIRELESS SERVICES, INC.



                                       By:  /s/   Michael C. Schwartz
                                       ------------------------------
                                       Name: Michael C. Schwartz
                                       Title: Authorized Signatory


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1/       Number  of  shares  to be  issued  pursuant to the  Securities Exchange
         Agreement.